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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                      COTTON STATES LIFE INSURANCE COMPANY

                                   ARTICLE ONE

                                     Offices

         1.1 Registered Office and Agent. The corporation shall maintain a registered office within the State of Georgia and shall have a registered agent who shall satisfy all the requirements of the Georgia Insurance Code.

         1.2 Principal Office and Records. The corporation shall have and maintain its principal place of business within the State of Georgia and shall keep therein complete records of its assets, transactions, and affairs in accordance with the Georgia Insurance Code and shall use such accounting methods and systems as are customary or suitable to the kind or kinds of insurance transacted.

         1.3 Other Offices. In addition to its registered office, the corporation may have offices at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the corporation may require or make desirable.

         1.4 Assets. The corporation shall have and maintain its assets in the State of Georgia, except as to:

                  (a) Real property and any appurtenant personal property lawfully owned by the corporation and located outside the State of Georgia; and

                  (b) Such records, funds, assets or other property of the corporation as may be customary, necessary and convenient to enable and facilitate the operation of its branch offices and regional home offices located outside the State of Georgia.

         Such records, funds, assets or other property of the corporation maintained outside of the State of Georgia shall be made readily available for examination by the Insurance Commissioner or members of his office at his request.

                                   ARTICLE TWO

                             Shareholders' Meetings

         2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the registered office of the corporation.

         2.2 Annual Meetings. The annual meeting of shareholders shall be held on the fourth Monday of April at 1:00 P.M., or on such other earlier or later date and at such other earlier or later time as shall be determined from time to time by the Board of Directors, at the principal office of the corporation or such other place in the State of Georgia as shall be named in the notice thereof unless that day is a legal holiday, and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

         2.3 Special Meetings. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, the President or

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by a majority of the Board of Directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders shall be called by the corporation upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the corporation issued and outstanding and entitled to vote in an election of directors.

         2.4      Notice of Meeting. Unless waived as contemplated in Section
5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than fifty
(50) days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

         2.5 Quorum. At all meetings of the shareholders the presence, in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation or by these Bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.6 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. No share of stock shall be voted which shall have been transferred in the books of the corporation within twenty (20) days next preceding the date of the meeting of the stockholders where the transfer books of the corporation shall have been closed or shall have been fixed as a record date for the determination of its stockholders entitled to vote.

         2.7      Proxies.

                  (a) Pursuant to regulations promulgated by the Commissioner, a shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven
         (11) months from the date of its execution, unless a longer period is expressly stated therein. No proxy, however, shall be irrevocable. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or proxy committee, shall determine the validity or invalidity of any proxy submitted. Reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

                  (b) Neither the corporation nor any director, officer or employee of the corporation shall solicit or permit the use of his name to solicit, by mail or otherwise, any person to give or to refrain from giving any proxy, consent or authorization in respect of any voting security issued by the corporation in contravention of any rule or regulation of the Commissioner.

         2.8 Presiding Officer. The Chairman of the Board of Directors, or in his absence, the President or, if neither can serve, any person who shall be elected by a majority of the Board of Directors shall serve as the chairman of every shareholders' meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

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         2.9      Adjournments. When a quorum is once present to organize a
meeting, any meeting of the shareholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place notwithstanding the withdrawal of enough shareholders to leave less than a quorum. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which as adjourned.

                                  ARTICLE THREE

                             The Board of Directors

         3.1 General Powers. The management of the business and affairs of the corporation shall be directed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         3.2 Number, Election and Term of Office. The number of directors of the corporation shall not be less than nine the precise number to be fixed by resolution of the shareholders or the Board of Directors from time to time. No person shall be elected a director unless he is a stockholder owning stock in his own name or as a trustee or as a personal representative and qualified to vote at the election at which he is chosen. Except as provided in Section 3.4, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of the shareholders. Each director, except in the case of death, resignation, retirement, disqualification or removal, shall serve until his successor shall have been elected and qualified. Directors shall be elected by the shareholders at the annual meeting for a maximum term of three years; provided, however, that such election shall be on a staggered term system so that the term of office of approximately one-third of the directors shall expire each year.

         3.3 Retirement. Each director shall retire from active participation on the Board of Directors on the first day of the next month after attaining the age of seventy-two (72). Directors older than the age of seventy-two (72) as of the date of adoption of these amended Bylaws shall retire from active participation on the Board of Directors on the first day of the next month after the adoption of these amended Bylaws.

         3.4 Vacancies. Any vacancy occurring in the Board of Directors, including, but not limited to vacancies due to removal or retirement of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

         3.5 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

         3.6 Committees of the Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an Executive Committee, and any other committees that the Board of Directors finds useful or convenient. Each such committee shall consist of two or more directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee. The express recognition by these Bylaws of the authority of the Board of Directors to designate committees from among its members shall not be deemed to preclude the Board of Directors from establishing committees composed in whole or in part of individuals who are not directors or to limit in any way the authority of the Board of Directors to assign properly any of its specific duties to individual directors, officers or employees of the corporation, or to committees which contain individuals not employed by the corporation.

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         3.7      Pecuniary Interest of Directors. Any member of the Board of
Directors or a committee of the Board of Directors of the corporation who is charged with the duty in investing or handling the insurer's funds shall not deposit or invest such funds except in the name of the corporation except as otherwise provided by the Georgia Insurance Code; shall not borrow the funds of the corporation; shall not be pecuniarily interested in any loan, pledge of deposit, security, investment, sale, purchase, exchange, reinsurance or other similar transaction or property of such insurer except as a stockholder; shall not take or receive to his own use any fee, brokerage, commission, gift or other consideration for or on account of any such transaction made by or on behalf of such insurer; shall not cause the corporation to guarantee any financial obligation of any of its officers or directors.

         3.8 Records and Reports. All committees shall maintain or cause to be maintained complete and accurate minutes and records of their meetings and actions and shall report regularly to the Board of Directors. All committees shall be authorized to adopt such rules and regulations as may be necessary or desirable from time to time in the conduct of their affairs. A majority of the members of a committee shall constitute a quorum for the purpose of transacting business. No approval or action, however, shall be taken except by unanimous consent if only two members of a standing committee are present at a meeting.

         3.9 Directors Emeritus, Honorary Directors, and Advisory Directors. When a director of the corporation retires from active participation on the Board of Directors pursuant to Section 3.3 such director may be appointed a Director Emeritus. Directors actively participating on the Board of Directors as of the date of adoption of these amended Bylaws (December 1, 1982) shall upon retirement automatically become a Director Emeritus. The Board of Directors may also appoint any individual an Honorary Director or Member of an Advisory Board established by the Board of Directors. An individual appointed or automatically becoming a Director Emeritus, Honorary Director or member of an Advisory Board as provided in this Section 3.9 may be compensated as provided in Section 3.5. The duties, responsibilities and privileges of such individuals shall be set by the Board of Directors from time to time but such individuals may not vote at any meeting of the Board of Directors, or participate other than in an advisory capacity and shall not have any of the responsibilities or be subject to any liabilities imposed upon directors or otherwise be deemed directors.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

         4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

         4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or in his absence, by the President, or by any two directors in office at that time.

         4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

         4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the corporation. Unless waived as contemplated in Section 5.2, the Chairman of the Board of Directors or the Secretary of the corporation or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, cablegram or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

         4.5 Quorum. At meetings of the Board of Directors, more than one-half of the directors then in office

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shall be necessary to constitute a quorum for the transaction of business. In no case shall less than one-third of the total number of directors then in office nor less than two directors constitute a quorum, except that when the Board of Directors consists of only one director, then one director shall constitute a quorum.

         4.6 Vote Required for Action. Except as otherwise provide in these Bylaws or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

         4.7 Participation by Conference Telephone. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting.

         4.8 Action by Directors. Without a Meeting Any action required or permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

         4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at-the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                  ARTICLE FIVE

                                Notice and Waiver

         5.1 Notice. Whenever these Bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections
2.5 or 4.4 for any shareholder or director respectively. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

         5.2 Waiver. Except as limited by the Georgia Business Corporation Code, whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these Bylaws, a waiver thereof in writing signed by the director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                   ARTICLE SIX

                                    Officers

         6.1 Number. The executive officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, but the corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

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         6.2      Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

         6.3 Compensation. The compensation of all executive officers of the corporation shall be fixed by the Board of Directors.

         6.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

         6.5 Chairman of the Board. The Chairman of the Board of Directors shall call meetings of the shareholders and the Board of Directors to order and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

         6.6      Chairman Emeritus of the Board. Upon the retirement of Mr. D.
W. Brooks from the Board of Directors he shall automatically hold the position of Chairman Emeritus, a position personal to him in recognition of his invaluable contributions and service to the corporation.

         6.7 President. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

         6.8 Vice President. The Vice President shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President. If the corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

         6.9 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.

         6.10 Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

         6.11 Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those off ices and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

         6.12 Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         6.13 Reimbursement by Officers. Any payments made to an officer of the corporation such as salary,

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commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

         6.14 Pecuniary Interest of Officers. Any officer of the corporation who is charged with the duty of investing or handling the corporation's funds shall not deposit or invest such funds except in the name of the corporation except as otherwise provided by the Georgia Insurance Code; shall not borrow the funds of the corporation; shall not be pecuniarily interested in any loan, pledge of deposit, security, investment, sale, purchase, exchange, reinsurance or other similar transaction or property of such insurer except as a stockholder; shall not take or receive to his own use any fee, brokerage, commission, gift or other consideration for or on account of any such transaction made by or on behalf of the corporation; shall not cause the corporation to guarantee any financial obligation of any of its officers or directors.

                                  ARTICLE SEVEN

                                    Dividends

         7.1 Time and Conditions of Declaration. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of realized profits which are defined as undistributed, accumulated net earnings since organization.

         7.2 Reserves. Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus or current net earnings of the corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the corporation.

         7.3 Share Dividends - Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the corporation out of any treasury shares that have been reacquired out of the surplus of the corporation.

         7.4 Share Dividends - Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of any unreserved and unrestricted surplus of the corporation; provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the Shares to be issued as a dividend.

                                  ARTICLE EIGHT

                                     Shares

         8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be set forth from time to time in the articles of incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the corporation within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of incorporation or Georgia law.

         8.2 Share Certificates. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate on the date of issue and all such information shall be entered on the corporation's books. Each certificate shall be signed by the President or a vice President and the

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Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by registrar, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signatures shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         8.4 Transfer of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.6 of these Bylaws shall have been complied with.

         8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these Bylaws, the corporation is under a duty to register the transfer of its shares only if:

                  (a) the share certificate is endorsed by the appropriate person or persons; and

                  (b) reasonable assurance is given that the endorsements are genuine and effective; and

                  (c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

                  (d) any applicable law relating to the collection of taxes has been complied with; and

                  (e) the transfer is in fact rightful or is to a bona fide purchaser.

         8.6 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         8.7 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than seventy (70) days (and, in the case of a shareholders' meeting, not less than ten (10) days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         8.8 Record Date if None Fixed. If no record date is fixed, as provided in Section 8.7 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

         8.9 Preemptive Rights and Cumulative Voting. No share shall have preemptive rights or cumulative voting rights.

                                  ARTICLE NINE

                          Indemnification and Insurance

         9.1 Indemnification - Third Party Action. The corporation shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         9.2 Indemnification - Derivative Action. The corporation shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation or in connection with any other claim, issue, or matter in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         9.3 Indemnification - Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in the above paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         9.4 Determination of Meeting Applicable Standards. Any indemnification under the above paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or

                  (b) If a quorum cannot be obtained under (a) of this Section, by majority vote of a committee duly designated by the Board of Directors consisting solely of two (2) or more directors not at the time parties to the proceeding; or

                  (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) of this Section or if a quorum of the Board of Directors cannot be obtained under (a) of this Section and a committee cannot be designated under (b) of this Section, selected by a majority vote of the full Board of Directors (in which election directors who are parties may participate); or

                  (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         9.5 Expenses Paid as Incurred. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of a written undertaking, executed personally or on behalf of the director, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by these Bylaws and upon receipt of a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 9.1.

         9.6 Indemnification - Other Remedies. The indemnification and advancement of expenses provided or granted pursuant to this ARTICLE NINE shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any by-law, or resolution, or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, or otherwise both as to action in an official capacity and as to action in another capacity while holding such office; provided, however, that the corporation shall not indemnify a director, officer, employee, or agent under this Section for any liability incurred in a proceeding in which such person is adjudged liable to the corporation or is subject to injunctive relief in favor of the corporation:

                  (a) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

                  (b) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (c)      For the types of liability set forth in Georgia Code
         Section 14-2-831; or

                  (d) For any transaction from which he received an improper personal benefit.

         The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         9.7 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under these Bylaws.

         9.8 Advice of Payments to Shareholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, shall send in accordance with the manner specified in Georgia Code Section 14-2-113 to its shareholders of record a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         9.9 General. For purposes of this ARTICLE NINE, references to "the corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE NINE with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this ARTICLE NINE, references to "agent" shall not include any person who has entered into an Agent Contract with the corporation whereby such person is appointed as an Agent of the corporation to act, as an independent contractor of the corporation, to solicit, sell and service insurance shares and related products underwritten or offered by the corporation.

                                   ARTICLE TEN

                                  Miscellaneous

         10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

         10.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

         10.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

         10.4 Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare (i) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and (ii) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                 ARTICLE ELEVEN

                                   Amendments

         11.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

         11.2 Conditions. Action taken by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

         AS AMENDED, effective February 24, 2004.

                                  CERTIFICATION

         I, WENDY M. CHAMBLEE, hereby certify that I am the Secretary and Custodian of the records of Cotton States Life Insurance Company, a corporation organized under the laws of the State of Georgia, and that the attached is a true copy of the Bylaws of said corporation as amended, effective February 24, 2004.

         IN WITNESS WHEREOF, I have hereto subscribed my name and affixed the seal of said corporation this 24th day of February, 2004.

[Corporate Seal]                            /s/ Wendy M. Chamblee
                                            ------------------------------------
                                            Wendy M. Chamblee, Secretary